Exhibit 99.1

Contact: David Plautz (414) 347-3706 investor.relations@sensient.com

Sensient Technologies Corporation
Reports Results for the Quarter Ended September 30, 2025

MILWAUKEE— October 31, 2025 — Sensient Technologies Corporation (NYSE: SXT), a leading provider of flavors and colors for the food, pharmaceutical, and personal care markets, today reported financial results for the third quarter ended September 30, 2025.

Third Quarter Consolidated Results

•	Reported revenue increased 5.0% to $412.1 million in the third quarter of 2025 versus last year’s third quarter results of $392.6 million. On a local currency basis(1), revenue increased 3.5%.
•
Reported operating income increased 14.2% to $57.7 million compared to $50.5 million recorded in the third quarter of 2024. In the third quarter of 2025, the Company recorded $3.3 million of costs related to its Portfolio Optimization Plan versus last year’s $1.2 million in the third quarter. Local currency adjusted operating income(1) and local currency adjusted EBITDA(1) increased 15.7% and 14.3%, respectively, in the third quarter.

•
Reported earnings per share increased 13.0% to 87 cents in the third quarter of 2025 compared to 77 cents in the third quarter of 2024. Local currency adjusted diluted EPS(1) increased 17.5% in the third quarter.

 “Sensient’s dedication to customer service while continuing to innovate and drive new sales wins has resulted in strong results.  I remain very confident about our performance and am excited about the opportunities in front of us, particularly in natural colors,” said Paul Manning, Sensient’s Chairman, President, and Chief Executive Officer.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2025 October 31, 2025	Page 2
Third Quarter Group Results

	Reported		Local Currency(1)
Revenue	Quarter	Year-to-Date	Quarter	Year-to-Date
Flavors & Extracts	-0.2%	-0.9%	-1.2%	-1.0%
Color	9.9%	7.2%	7.9%	7.6%
Asia Pacific	0.7%	5.0%	-0.3%	3.9%
Total Revenue	5.0%	3.2%	3.5%	3.2%

	Reported		Local Currency Adjusted(1)
Operating Income	Quarter	Year-to-Date	Quarter	Year-to-Date
Flavors & Extracts	8.4%	7.6%	7.8%	7.6%
Color	26.6%	19.9%	23.8%	19.7%
Asia Pacific	2.5%	7.6%	0.2%	4.9%
Total Operating Income	14.2%	12.9%	15.7%	14.3%

The Flavors & Extracts Group reported third quarter 2025 revenue of $203.0 million, a decrease of $0.3 million versus the prior year’s third quarter. The Group’s revenue was unfavorably impacted by lower volumes in agricultural ingredients (formerly natural ingredients).  This decline was partially offset by higher prices and volumes in our flavors, extracts, and flavor ingredients product lines. Segment operating income was $28.0 million in the third quarter of 2025, an increase of $2.2 million compared to the prior year’s third quarter. The increase in segment operating income was driven by strong profitability of the flavors, extracts, and flavor ingredients product lines despite the decline in the revenue of agricultural ingredients.

The Color Group reported revenue of $178.2 million in the third quarter of 2025, an increase of $16.1 million compared to the prior year’s third quarter. The Group’s revenue increase was driven by higher prices and strong volume growth in the food and pharmaceutical product lines. Segment operating income was $37.7 million in the third quarter of 2025, an increase of $7.9 million compared to the prior year’s third quarter results.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2025 October 31, 2025	Page 3
The Asia Pacific Group reported revenue of $42.1 million in the third quarter of 2025, an increase of $0.3 million compared to the prior year’s third quarter. Segment operating income was $9.5 million in the quarter, an increase of $0.2 million compared to the prior year’s third quarter.

Corporate & Other reported operating expenses of $17.6 million in the third quarter of 2025, compared to $14.5 million of operating expenses reported in the prior year’s third quarter. The higher operating expenses were primarily due to higher Portfolio Optimization Plan costs in the quarter. Local currency adjusted operating expenses(1) for Corporate & Other increased $1.0 million compared to the prior year’s third quarter, primarily due to higher performance-based compensation costs recorded in 2025.

2025 OUTLOOK

Metric	Current Guidance	Prior Guidance

Local Currency Revenue(1)	Mid-Single-Digit Growth	Mid-Single-Digit Growth

Local Currency Adjusted EBITDA(1)	Double-Digit Growth	High Single-Digit Growth

Diluted EPS (GAAP)	Between $3.13 and $3.23*	Between $3.13 and $3.23

Local Currency Adjusted Diluted EPS(1)	Double-Digit Growth	High Single-Digit to Double-Digit Growth

*Includes approximately 28 cents of Portfolio Optimization Plan costs. Based on current exchange rates, foreign currency impact is expected to be a slight tailwind for the year.

The Company’s guidance is based on current conditions and economic and market trends in the markets in which the Company operates and is subject to various risks and uncertainties as described below.

(1)	Please refer to “Reconciliation of Non-GAAP Amounts” at the end of this release for more information regarding our non-GAAP financial measures.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2025 October 31, 2025	Page 4
USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include: currency movements, depreciation and amortization, Portfolio Optimization Plan costs, and non-cash share-based compensation. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2025 third quarter financial results at 8:30 a.m. CDT on Friday, October 31, 2025. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through November 7, 2025, by calling (877) 344-7529 and using access code 1491278. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after November 4, 2025.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2025 October 31, 2025	Page 5
This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including in the quote from our Chairman, President, and Chief Executive Officer and under “2025 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage general business, economic, and capital market conditions, including actions taken by customers in response to such market conditions, and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies, disruptions and delays in the Company’s supply chain, and the conflicts between Russia and Ukraine and in the Middle East; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; the availability and cost of labor, logistics, and transportation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences, changing technologies, and changing regulations; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and Portfolio Optimization Plan; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; the Company’s ability to enhance its innovation efforts and drive cost efficiencies; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.
www.sensient.com

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 6
Consolidated Statements of Earnings	Three Months Ended September 30,			Nine Months Ended September 30,

	2025	2024	% Change	2025	2024	% Change

Revenue	$412,109	$392,613	5.0%	$1,218,664	$1,180,808	3.2%

Cost of products sold	270,767	262,209	3.3%	802,713	793,133	1.2%
Selling and administrative expenses	83,636	79,884	4.7%	247,009	238,092	3.7%

Operating income	57,706	50,520	14.2%	168,942	149,583	12.9%
Interest expense	7,328	7,696		22,060	22,394

Earnings before income taxes	50,378	42,824		146,882	127,189
Income taxes	13,422	10,134		37,877	32,627

Net earnings	$36,956	$32,690	13.0%	$109,005	$94,562	15.3%

Earnings per share of common stock:
Basic	$0.87	$0.78		$2.58	$2.24

Diluted	$0.87	$0.77		$2.56	$2.23

Average common shares outstanding:
Basic	42,248	42,159		42,231	42,139

Diluted	42,665	42,429		42,570	42,377

Results by Segment	Three Months Ended September 30,			Nine Months Ended September 30,

Revenue	2025	2024	% Change	2025	2024	% Change

Flavors & Extracts	$202,970	$203,279	(0.2%)	$599,902	$605,584	(0.9%)
Color	178,156	162,080	9.9%	525,188	489,805	7.2%
Asia Pacific	42,082	41,778	0.7%	126,727	120,664	5.0%
Intersegment elimination	(11,099)	(14,524)		(33,153)	(35,245)

Consolidated	$412,109	$392,613	5.0%	$1,218,664	$1,180,808	3.2%

Operating Income

Flavors & Extracts	$28,038	$25,862	8.4%	$81,533	$75,749	7.6%
Color	37,734	29,806	26.6%	111,508	92,987	19.9%
Asia Pacific	9,541	9,307	2.5%	27,926	25,963	7.6%
Corporate & Other	(17,607)	(14,455)		(52,025)	(45,116)

Consolidated	$57,706	$50,520	14.2%	$168,942	$149,583	12.9%

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Sensient Technologies Corporation (In thousands) (Unaudited)	Page 7
Consolidated Condensed Balance Sheets	September 30,	December 31,
	2025	2024

Cash and cash equivalents	$42,669	$26,626
Trade accounts receivable	323,387	290,087
Inventories	653,718	600,302
Prepaid expenses and other current assets	51,728	44,871
Fixed assets held for sale	1,595	-
Total Current Assets	1,073,097	961,886

Goodwill & intangible assets (net)	449,902	423,658
Property, plant, and equipment (net)	518,489	491,587
Other assets	168,053	146,663

Total Assets	$2,209,541	$2,023,794

Trade accounts payable	$122,878	$139,052
Short-term borrowings	777	19,848
Other current liabilities	110,033	111,739
Total Current Liabilities	233,688	270,639

Long-term debt	711,177	613,523
Accrued employee and retiree benefits	27,031	24,499
Other liabilities	57,484	54,147
Shareholders' Equity	1,180,161	1,060,986

Total Liabilities and Shareholders' Equity	$2,209,541	$2,023,794

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Sensient Technologies Corporation (In thousands, except per share amounts) (Unaudited)	Page 8
Consolidated Statements of Cash Flows
Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net earnings	$109,005	$94,562
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	45,890	45,185
Share-based compensation expense	10,584	6,980
Net loss (gain) on assets	166	(210)
Portfolio Optimization Plan costs	2,107	1,406
Deferred income taxes	3,899	(11,117)
Changes in operating assets and liabilities:
Trade accounts receivable	(19,716)	(32,138)
Inventories	(35,609)	14,902
Prepaid expenses and other assets	(9,160)	221
Trade accounts payable and other accrued expenses	(10,973)	(4,664)
Accrued salaries, wages, and withholdings	(9,781)	16,769
Income taxes	(5,076)	854
Other liabilities	1,927	3,011

Net cash provided by operating activities	83,263	135,761

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(57,788)	(36,088)
Proceeds from sale of assets	397	338
Acquisition of new business	(4,867)	-
Other investing activities	1,260	(1,444)

Net cash used in investing activities	(60,998)	(37,194)

Cash flows from financing activities:
Proceeds from additional borrowings	125,619	134,432
Debt payments	(84,662)	(154,219)
Dividends paid	(52,196)	(52,034)
Other financing activities	(2,648)	(3,317)

Net cash used in financing activities	(13,887)	(75,138)

Effect of exchange rate changes on cash and cash equivalents	7,665	(15,394)

Net increase in cash and cash equivalents	16,043	8,035
Cash and cash equivalents at beginning of period	26,626	28,934
Cash and cash equivalents at end of period	$42,669	$36,969

Supplemental Information
Nine Months Ended September 30,	2025	2024

Dividends paid per share	$1.23	$1.23

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 9
Reconciliation of Non-GAAP Amounts

The Company's results for the three and nine months ended September 30, 2025 and 2024 include adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which, in each case, exclude Portfolio Optimization Plan costs.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Operating income (GAAP)	$57,706	$50,520	14.2%	$168,942	$149,583	12.9%
Portfolio Optimization Plan costs – Cost of products sold	649	209		4,252	523
Portfolio Optimization Plan costs – Selling and administrative expenses	2,674	1,002		5,274	5,252
Adjusted operating income	$61,029	$51,731	18.0%	$178,468	$155,358	14.9%

Net earnings (GAAP)	$36,956	$32,690	13.0%	$109,005	$94,562	15.3%
Portfolio Optimization Plan costs, before tax	3,323	1,211		9,526	5,775
Tax impact of Portfolio Optimization Plan costs(1)	649	(17)		(868)	(586)
Adjusted net earnings	$40,928	$33,884	20.8%	$117,663	$99,751	18.0%

Diluted earnings per share (GAAP)	$0.87	$0.77	13.0%	$2.56	$2.23	14.8%
Portfolio Optimization Plan costs, net of tax	0.09	0.03		0.20	0.12
Adjusted diluted earnings per share	$0.96	$0.80	20.0%	$2.76	$2.35	17.4%

Note: Earnings per share calculations may not foot due to rounding differences.

(1) Tax impact adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Results by Segment	Three Months Ended September 30,
			Adjusted			Adjusted
Operating Income	2025	Adjustments(2)	2025	2024	Adjustments(2)	2024

Flavors & Extracts	$28,038	$-	$28,038	$25,862	$-	$25,862
Color	37,734	-	37,734	29,806	-	29,806
Asia Pacific	9,541	-	9,541	9,307	-	9,307
Corporate & Other	(17,607)	3,323	(14,284)	(14,455)	1,211	(13,244)

Consolidated	$57,706	$3,323	$61,029	$50,520	$1,211	$51,731

Results by Segment	Nine Months Ended September 30,
			Adjusted			Adjusted
Operating Income	2025	Adjustments(2)	2025	2024	Adjustments(2)	2024

Flavors & Extracts	$81,533	$-	$81,533	$75,749	$-	$75,749
Color	111,508	-	111,508	92,987	-	92,987
Asia Pacific	27,926	-	27,926	25,963	-	25,963
Corporate & Other	(52,025)	9,526	(42,499)	(45,116)	5,775	(39,341)

Consolidated	$168,942	$9,526	$178,468	$149,583	$5,775	$155,358

(2) Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation (Unaudited)	Page 10
Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the percentage change in the 2025 results compared to the 2024 results for the corresponding periods.

	Three Months Ended September 30,
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Local Currency Adjusted
Flavors & Extracts	(0.2%)	1.0%	N/A	(1.2%)
Color	9.9%	2.0%	N/A	7.9%
Asia Pacific	0.7%	1.0%	N/A	(0.3%)
Total Revenue	5.0%	1.5%	N/A	3.5%

Operating Income
Flavors & Extracts	8.4%	0.6%	0.0%	7.8%
Color	26.6%	2.8%	0.0%	23.8%
Asia Pacific	2.5%	2.3%	0.0%	0.2%
Corporate & Other	21.8%	0.0%	13.9%	7.9%
Total Operating Income	14.2%	2.4%	(3.9%)	15.7%
Diluted Earnings Per Share	13.0%	2.6%	(7.1%)	17.5%
Adjusted EBITDA	16.3%	2.0%	N/A	14.3%

	Nine Months Ended September 30,
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Local Currency Adjusted
Flavors & Extracts	(0.9%)	0.1%	N/A	(1.0%)
Color	7.2%	(0.4%)	N/A	7.6%
Asia Pacific	5.0%	1.1%	N/A	3.9%
Total Revenue	3.2%	0.0%	N/A	3.2%

Operating Income
Flavors & Extracts	7.6%	0.0%	0.0%	7.6%
Color	19.9%	0.2%	0.0%	19.7%
Asia Pacific	7.6%	2.7%	0.0%	4.9%
Corporate & Other	15.3%	0.0%	7.3%	8.0%
Total Operating Income	12.9%	0.6%	(2.0%)	14.3%
Diluted Earnings Per Share	14.8%	0.5%	(2.3%)	16.6%
Adjusted EBITDA	13.2%	0.4%	N/A	12.8%

(3) Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation (In thousands, except percentages) (Unaudited)	Page 11
Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and nine months ended September 30, 2025 and 2024.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2025	2024	% Change	2025	2024	% Change
Operating income (GAAP)	$57,706	$50,520	14.2%	$168,942	$149,583	12.9%
Depreciation and amortization	15,556	15,460		45,890	45,185
Share-based compensation expense	3,945	2,069		10,584	6,980
Portfolio Optimization Plan costs, before tax	3,323	1,211		9,526	5,775
Adjusted EBITDA	$80,530	$69,260	16.3%	$234,942	$207,523	13.2%

The following table summarizes the reconciliation between Debt (GAAP) and Net Debt, and Operating Income (GAAP) and Credit Adjusted EBITDA for the trailing twelve months ended September 30, 2025 and 2024.

	September 30,
Debt	2025	2024
Short-term borrowings	$777	$17,811
Long-term debt	711,177	625,627
Credit Agreement adjustments(4)	(27,992)	(22,633)
Net Debt	$683,962	$620,805

Operating income (GAAP)	$210,938	$157,646
Depreciation and amortization	61,034	59,645
Share-based compensation expense	13,688	8,628
Portfolio Optimization Plan costs, before tax	10,382	33,616
Other non-operating gains(5)	(495)	(998)
Credit Adjusted EBITDA	$295,547	$258,537

Net Debt to Credit Adjusted EBITDA	2.3x	2.4x

(4) Adjustments include cash and cash equivalents, as described in the Company's Fourth Amended and Restated Credit Agreement (Credit Agreement), and certain letters of credit and hedge contracts.
(5) Adjustments consist of certain financing transaction costs, certain non-financing interest items, and gains and losses related to certain non-cash, non-operating, and/or non-recurring items as described in the Credit Agreement.

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.